Pricing Supplement No. 78                                         Rule 424(b)(3)
Dated: April 30, 1999                                         File No. 333-61437

                                 $7,315,045,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $25,000,000    Floating Rate Notes [x] Book Entry Notes [x]
Original Issue Date:              Fixed Rate Notes [_]    Certificated Notes [_]
May 5, 1999

Maturity Date:                    CUSIP#: 073928 JB 0
May 4, 2001
Option to Extend Maturity:        No  [x]
                                  Yes [_]   Final Maturity Date:

                                         Optional            Optional
                     Redemption          Repayment           Repayment
Redeemable On        Price(s)            Date(s)             Price(s)

N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]        Commercial Paper Rate             Minimum Interest Rate: N/A

[X]        Federal Funds Rate                Interest Reset Date(s): *

[_]        Treasury Rate                     Interest Reset Period: Daily

[_]        LIBOR Reuters                     Interest Payment Date(s): **

[ ]        LIBOR Telerate

[_]        Prime Rate                        Interest Payment Period: Quarterly

[_]        CMT Rate

Initial Interest Rate: ***

 Index Maturity:  Three Months

 Spread (plus or minus): +0.37%


*    8/4/99, 11/4/99, 2/4/00, 5/4/00, 8/4/00, 11/6/00 and 2/5/01.

**   8/4/99, 11/4/99, 2/4/00, 5/4/00, 8/4/00, 11/6/00, 2/5/01 and 5/4/01.

***  The Federal Funds rate on May 4, 1999 plus 37 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.








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